                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              --------------------

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                               CELL GENESYS, INC.
             (Exact name of registrant as specified in its charter)


           Delaware                                               94-3061375
(State or other jurisdiction of                                (I.R.S. Employer
 incorporation or organization)                              Identification No.)


                               342 Lakeside Drive
                          Foster City, California 94404
          (Address, including zip code, of principal executive offices)

                              Hana Biologics, Inc.
                        1988 Directors Stock Option Plan
                            (Full title of the plan)

                              Kathleen Sereda Glaub
                Senior Vice President and Chief Financial Officer
                               Cell Genesys, Inc.
                               342 Lakeside Drive
                          Foster City, California 94404
                                 (415) 358-9600
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                    Copy to:

                          William H. Hinman, Jr., Esq.
                               Shearman & Sterling
                              555 California Street
                         San Francisco, California 94104

                         CALCULATION OF REGISTRATION FEE


                                         Average        Maximum
                          Amount        Offering      Aggregate       Amount of
Title of Securities       to Be          Price         Offering     Registration
 to Be Registered       Registered    Per Share(1)     Price(1)         Fee



Common stock,           385 shares    $24.853       $9,568.40      $2.90
par value $.001
per share
(including
associated
preferred share
purchase rights)


(1) Computed in accordance with Rule 457(h) solely for the purpose of computing the amount of the registration fee based on the weighted average of the actual prices at which the options granted under the plan may be exercised.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.           INCORPORATION OF DOCUMENTS BY REFERENCE.

                  The following documents are incorporated by reference in the Registration Statement:

                  (a) The Registrant's annual report on Form 10-K for the fiscal year ended December 31, 1996;

                  (b) The amendment on Form 10-K/A to the Registrant's annual report on Form 10-K for the fiscal year ended December 31, 1996, filed with the Securities and Exchange Commission (the "Commission") on April 29, 1997;

                  (c) All other reports filed by the Registrant pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 1996; and

                  (d) The description of the Registrant's Common Stock and associated preferred share purchase rights, contained in the Registrant's Registration Statements on Form 8-A filed with the Commission on March 24, 1992 and August 8, 1995, registering such shares and associated rights pursuant to Section 12 of the Exchange Act, including any amendment or report updating such descriptions.

                  All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, also shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents.

ITEM 4.           DESCRIPTION OF SECURITIES.

                  Not Applicable.

ITEM 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL.

                  Not Applicable.

ITEM 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                  Section 145 of the General Corporation Law of the State of Delaware provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he or she is or is threatened to be made a party by reason of such position, if such person has acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his or her conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation, no indemnification may be made with respect to any matter as to which such person has been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.

                  The Registrant's certificate of incorporation provides that no director will be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for authorizing the payment of a dividend or repurchase of stock or (iv) for any transaction in which the director derived an improper personal benefit.

                  The Registrant's by-laws provide that the Registrant must indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Registrant) by reason of the fact that he or she is or was a director or officer of the Registrant, or that such director or officer is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture trust or other enterprise (collectively "Agent"), against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement (if such settlement is approved in advance by the Registrant, which approval may not be unreasonably withheld) actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, will not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Registrant, and with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

                  The Registrant's by-laws provide further that the Registrant must indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Registrant to procure a judgment in its favor by reason of the fact that he or she is or was an Agent against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Registrant, provided that no indemnification may be made in respect of any claim, issue or matter as to which such person has been adjudged to be liable to the Registrant unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court deems proper.

                  Pursuant to its by-laws, the Registrant has the power to purchase and maintain a directors and officers liability policy to insure its officers and directors against certain liabilities.

ITEM 7.           EXEMPTION FROM REGISTRATION CLAIMED.

                  Not Applicable.

ITEM 8.           EXHIBITS.

     Exhibit No.                                 Description
     -----------                                 -----------

         5.1 Opinion of Shearman & Sterling as to the legality of the Registrant's Common Stock being registered hereby.

         23.1 Consent of Shearman & Sterling with respect to the legality of the securities being registered (contained in Exhibit 5.1).

         23.2 Consent of Ernst & Young LLP, independent auditors, with respect to the consolidated financial statements of the Registrant.

         24.1            Power of Attorney (included on page 9).


ITEM 9.           UNDERTAKINGS.

                  (a) The Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i) To include any prospectus required by Section
                  10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act, that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Plan.

                  (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act, and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Foster City, State of California, on the 13th day of June, 1997.

                                            CELL GENESYS, INC.



                                            By  /s/ Kathleen Sereda Glaub
                                               --------------------------
                                               Kathleen Sereda Glaub
                                               Senior Vice President and Chief
                                                   Financial Officer

                                POWER OF ATTORNEY

                  KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Stephen A. Sherwin, M.D. and Kathleen Sereda Glaub, jointly and severally, his or her attorneys-in-fact, each with the power of substitution, for such persons in any and all capacities to sign any amendments to the Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                 Signature                              Title                         Date
                 ---------                              -----                         ----

 /s/ Stephen A. Sherwin                   Chairman of the Board, President        June 13, 1997
-------------------------------           and Chief Executive Officer
Stephen A. Sherwin, M.D.                  (Principal Executive Officer)


 /s/ Kathleen Sereda Glaub                Senior Vice President and Chief         June 13, 1997
-------------------------------           Financial Officer (Principal
Kathleen Sereda Glaub                     Financial and Accounting
                                          Officer)


 /s/ David W. Carter                      Director                                June 13, 1997
-------------------------------
David W. Carter

 /s/ James M. Gower                       Director                                June 13, 1997
-------------------------------
James M. Gower

 /s/ Raju S. Kucherlapati                 Director                                June 13, 1997
-------------------------------
Raju S. Kucherlapati, Ph.D.

 /s/ Joseph E. Maroun                     Director                                June 13, 1997
-------------------------------
Joseph E. Maroun

 /s/ John T. Potts, Jr.                   Director                                June 13, 1997
-------------------------------
John T. Potts, Jr., M.D.

 /s/ Thomas E. Shenk                      Director                                June 13, 1997
-------------------------------
Thomas E. Shenk, Ph.D.

 /s/ Eugene L. Step                       Director                                June 13, 1997
-------------------------------
Eugene L. Step

                                          Director
-------------------------------
Inder M. Verma, Ph.D.


                                  EXHIBIT INDEX


Exhibit No.                       Description                           Page No.
-----------                       -----------                           --------
    5.1      Opinion of  Shearman & Sterling  as to the  legality of
             the common stock, par value $.001, of Cell Genesys,
             Inc. being registered hereby.

    23.1 Consent of Shearman & Sterling with respect to the legality of the securities being registered (contained in Exhibit 5.1).

    23.2 Consent of Ernst & Young LLP, independent auditors, with respect to the consolidated financial statements of Cell Genesys, Inc.

    24.1     Power of Attorney (included on page 9).
